EXHIBIT 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Section 302 Certification

I, Charles W. Ergen, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of EchoStar Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2026

/s/ Charles W. Ergen
Chairman, President and Chief Executive Officer